UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2021

Biofrontera Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40943	47-3765675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Presidential Way, Suite 330 Woburn, Massachusetts	01801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 245-1325

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BFRI	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of common stock, each at an exercise price of $5.00 per share	BFRIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, in March 2018, DUSA Pharmaceuticals, Inc. and certain of its affiliates (“DUSA”) brought a lawsuit against Biofrontera AG and its subsidiaries, including Biofrontera Inc. (the “Company”), before the District Court of Massachusetts (18-cv-10568-RGS) due to alleged infringement of its patents No. 9,723,991 (expired on May 16, 2019) and No. 8,216,289 (expired on May 1, 2018) by sales of BF-RhodoLED® lamps in the United States (the “DUSA Litigation”). In July 2018, DUSA amended its complaint to add claims of trade secret misappropriation by former employees who are now employed by the Company and are alleged to have misappropriated documents that DUSA claims contained confidential information and/or trade secrets of DUSA, tortious interference with contractual relations in connection with the hiring of former employees of DUSA and sales to former DUSA customers, and deceptive and unfair trade practices related to the above claims. In its complaint, as amended, DUSA asserted significant damages for profits allegedly lost by DUSA or alleged unjust enrichment for profits gained by the Company from sales of the BF-RhodoLED® and Ameluz® in the United States, costs and attorneys’ fees, and supplemental damages for alleged willful infringement.

On November 29, 2021, the Company entered into a settlement and release agreement with the respect to the DUSA Litigation with DUSA. In the settlement, the Company and Biofrontera AG, the Company’s former parent and a significant stockholder of the Company, together agreed to make an aggregate payment of $22.5 million to DUSA to settle the claims in the DUSA Litigation. The Company will be responsible for $11.25 million of the aggregate settlement amount, and agreed to pay in three installments, as follows:

●	On the 25th day following the entry into the settlement agreement, the Company will pay 50% of the aggregate amount it owes;

●	On the 365th day following the entry into the settlement agreement, the Company will pay 25% of the aggregate amount it owes; and

●	On the 730th day following entry into the settlement , the Company will pay 25% of the aggregate amount it owes.

However, the Company remains jointly and severally liable to DUSA for the full $22.5 million settlement amount, meaning that in the event Biofrontera AG does not pay all or a portion of the amount it owes under the Agreement, DUSA could compel the Company to pay Biofrontera AG’s share. If either the Company or Biofrontera AG violates the terms of the settlement agreement, this could nullify the settlement and the Company may lose the benefits of the settlement and be liable for a greater amount.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2021 (Date)	Biofrontera Inc. (Registrant)

/s/ Erica L. Monaco
Erica L. Monaco Chief Executive Officer